EXHIBIT 99.2 Press Release

FOR IMMEDIATE RELEASE

ACCESS PLANS ANNOUNCES AGREEMENT TO SELL

INSURANCE MARKETING BUSINESS SEGMENT

NORMAN, Oklahoma — (Marketwire) – February 16, 2012 — Access Plans, Inc. (OTCBB: APNC) (“the Company”), which designs, markets and administers consumer membership and healthcare savings membership plans, today announced it has materially agreed to terms for the sale of the Company’s insurance marketing business segment, America’s Health Care Plan/RX Agency, Inc. (AHCP), to the RF Group, for an undisclosed amount.

“The pending sale of our insurance marketing segment will allow Access Plans’ management team to focus 100% of its efforts on membership marketing activities,” stated Danny Wright, the Company’s Chairman and Chief Executive Officer. “We look forward to AHCP and its employees prospering in the health insurance marketplace and to a mutually beneficial relationship with that organization in the future.”

Mr. Wright further noted that “the resulting agreement to sell AHCP fits within the scope of our ongoing strategic initiatives engagement with Southwest Securities, Inc.”

“Speaking for the management team at ACHP, we are very excited to continue providing strong service and support to our carriers and agent partners with new and strong industry partner,” noted Charles Harris, President of AHCP. “Our new owner is very familiar with our individual insurance and financial product general agency businesses, and we have high expectations for continued success.”

About Access Plans, Inc.

Access Plans, Inc. (OTCBB: APNC) is a leading membership benefits marketing company. The Company specializes in turnkey, private-label membership benefit plans that provide discount products and services, protection benefits, and retail services to more than one million customers in the United States and Canada.

The Company is headquartered in Norman, Oklahoma, and its common stock trades on the OTC Bulletin Board under the symbol “APNC”. For more information, visit the Company’s website at http://www.accessplans.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed in, or implied by, such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, revenue mix, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, general economic conditions, and other risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and the Company assumes no responsibility for updating such forward-looking statements after the date of this release.

For additional information, please contact:

Access Plans, Inc.

Robert Hoeffner

405-579-8525

bhoeffner@accessplans.com